                                                                   EXHIBIT 10.29

                                   AMENDMENT NO. 3

          This Amendment No. 3 (this "Amendment") dated as of February 26, 1999 is entered into with reference to the Amended and Restated Loan Agreement dated as of October 28, 1997 (as previously amended by an Amendment No. 1 dated December 12, 1997, and an Amendment No. 2 dated as of July 10, 1998, the "Loan Agreement") among GeoLogistics Corporation, a Delaware corporation (acting under its former name, "International Logistics Limited", and referred to herein as the "Company"), GeoLogistics Services, Inc., a Delaware corporation (acting under its former name, "Matrix International Logistics, Inc."), GeoLogistics Americas, Inc., a Delaware corporation (acting under its former name, "LEP Profit International, Inc.", and referred to herein as the "GeoLogistics Americas"), The Bekins Company, a Delaware corporation, ILLCAN, Inc., a Delaware corporation, and ILLSCOT, Inc., a Delaware corporation (collectively, the "Domestic Borrowers"), GeoLogistics Limited, a company organized under the Laws of England (acting under its former name, "LEP International Limited") ("LEP UK" and collectively with the Domestic Borrowers, "Borrowers"), and ING (U.S.) Capital Corporation (now known as ING (U.S.) Capital LLC and referred to as
"ING Capital") as sole initial Lender and as Administrative Agent, and ING Bank, N.V. (London, England Branch), as facilitator of the UK Commitment (and not as a "Lender").

          Pursuant to Amendment No. 1, the Borrowers have designated Bekins Van Lines Co., a Nebraska corporation ("BVL"), as an additional Domestic Borrower under the Loan Agreement. ING (U.S.) Capital, LLC has succeeded to ING (U.S.) Capital Corporation as a Lender and as Administrative Agent under the Loan Agreement.

                                       RECITALS

     A. The Borrowers have notified the Lenders that they do not expect to be in compliance with the minimum EBITDA covenant set forth in Section 7.15 of the Loan Agreement as of December 31, 1998.

     B. The Borrowers and the Lenders have agreed to amend the Loan Agreement as set forth herein, with retroactive effect to December 31, 1998.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used in this Amendment are used with the meanings set forth for those terms in the Loan Agreement. In addition, the following terms are used with the meanings set forth below:

     "GEOLOGISTICS AMERICAS" means GeoLogistics Americas, Inc., a Delaware corporation.

     "RELEASE DATE" means the first date following March 31, 1999, upon which
     (a) no Default or Event of Default exists, and (b) Borrowers have delivered to the Administrative Agent and the Lenders a Compliance Certificate indicating that, for the twelve month period ending on the last day of a Fiscal Quarter of Borrowers ending on or after March 31, 1999, the Company and its Restricted Subsidiaries have achieved results of operation which would result in compliance with each of the financial covenants set forth in Sections 7.15 and 7.16 as such covenants were in effect prior to the execution of this Amendment, and (c) the making of the payments contemplated by Section 15(a) of this Amendment, will not result in any Default or Event of Default (including, with out limitation, after giving pro forma effect to such payments as of the last day of the then immediately preceding Fiscal Quarter). For clarity, the parties confirm that for the purposes of clause (b), EBITDA shall include the results of operations of the Company and all of its Restricted Subsidiaries for the relevant period, including without limitation GeoLogistics Americas.

     "SPONSOR COLLATERAL" means cash collateral, letters of credit or other forms of credit support provided by the Sponsors to the Supplemental Lenders, in each case in a form solely acceptable to ING Capital, in the amount of $15,500,000.

     2. AMENDMENT TO SECTION 1.1. Section 1.1 of the Loan Agreement is hereby amended to add new definitions of "Supplemental Commitment," "Supplemental Lenders," "Supplemental Letters of Credit," "Supplemental Loans" and "Supplemental Loan Note" and so that the following existing terms read in full as follows:

     "BASE RATE MARGIN" means: (a) during the period from the Closing Date through March 31, 1998, 0.50% per annum, (b) during each Pricing Period or portion thereof occurring during the prior from April 1, 1998 through the day prior to the first anniversary of the Closing Date, the LESSER OF (i) 0.75% per annum and (ii) the percentage set forth opposite the Funded Debt Ratio for the Fiscal Quarter ending 45 days prior to the commencement of such Pricing Period, and (c) during each Pricing Period or portion thereof occurring after the first anniversary of the Closing Date, the percentage set forth below opposite the Funded Debt Ratio for the Fiscal Quarter ending 45 days prior to the commencement of such Pricing Period:



          Funded Debt Ratio                                 Applicable Base Rate Margin
          -----------------                                 ---------------------------
          Equal to or greater than 6.00 to 1.00                       1.25%

          Less than 6.00:1.00 but not less than 5.50:1.00             1.00%

          Less than 5.50:1.00 but not less than 4.50:1.00             0.75%

          Less than 4.50:1.00 but not less than 4.00:1.00             0.50%

          Less than 4.00:1.00                                         0.25%

          "COMMITMENTS" means, collectively, the Domestic Commitment, the U.K. Commitment and the Supplemental Commitment.

          "EURODOLLAR RATE MARGIN" means: (a) during the period from the Closing Date through March 31, 1998, 2.00% per annum, (b) during each Pricing Period or portion thereof occurring during the prior from April 1, 1998 through the day prior to the first anniversary of the Closing Date, the LESSER OF (i) 2.25% per annum and (ii) the percentage set forth opposite the Funded Debt Ratio for the Fiscal Quarter ending 45 days prior to the commencement of such Pricing Period, and (c) during each Pricing Period or portion thereof occurring after the first anniversary of the Closing Date, the percentage set forth below opposite the Funded Debt Ratio for the Fiscal Quarter ending 45 days prior to the commencement of such Pricing
     Period:



          Funded Debt Ratio                                 Eurodollar Rate Margin
          -----------------                                 ----------------------
          Equal to or greater than 6.00 to 1.00                      2.75%

          Less than 6.00:1.00 but not less than 5.50:1.00            2.50%

          Less than 5.50:1.00 but not less than 4.50:1.00            2.25%

          Less than 4.50:1.00 but not less than 4.00:1.00            2.00%

          Less than 4.00:1.00                                        1.75%


          "MAJORITY LENDERS" means, as of any date of determination (a) when any Obligations are outstanding under the Domestic Commitment or the UK Commitment, Lenders whose aggregate Pro Rata Shares of the Domestic Commitment and the UK Commitment, in the aggregate, are at least 51% of the Domestic Commitment and the UK Commitment (or if the Domestic Commitment and the UK Commitment have then been terminated, Lenders holding not less than 51% of the aggregate Obligations under the Domestic Commitment and the UK Commitment), and (b) when no Obligations are outstanding under the Domestic Commitment or the UK Commitment, Lenders holding at least 51% of the Supplemental Commitment.

          "SUBORDINATION AGREEMENT" means a Subordination Agreement dated as of February 26, 1999 made by ING (U.S.) Capital LLC, as Supplemental Lender, in favor of the Administrative Agent, the Issuing Lender and the other Lenders under this Agreement, pursuant to which ING (U.S.) Capital LLC, as Supplemental Lender, has subordinated the Obligations under the Supplemental Commitment to the other Obligations in the manner and to the extent set forth therein, as amended from time to time with the consent of all of the Lenders.

          "SUPPLEMENTAL COMMITMENT" means the commitment of Lenders having interests in the Supplemental Commitment to make Supplemental Loans and to issue Supplemental Letters of Credit in an aggregate amount not to exceed $30,500,000. As of February 26, 1999, ING Capital is the only Lender having an interest in the Supplemental Commitment.

          "SUPPLEMENTAL LENDERS" means ING Capital and each other Person hereafter acquiring an interest in the Supplemental Commitment.

          "SUPPLEMENTAL LETTERS OF CREDIT" means Letters of Credit issued by the Issuing Lender in Dollars under the Supplemental Commitment. Notwithstanding any provision of the Loan Documents to the contrary the Supplemental Letters of Credit shall be participated in solely by the Supplemental Lenders, and no other Lender shall be deemed to have any risk participation therein by reason of its Pro Rata Share of the Domestic Commitment or the UK Commitment.

          "SUPPLEMENTAL LOANS" means Loans made by the Supplemental Lenders in Dollars under the Supplemental Commitment.

          "SUPPLEMENTAL LOAN NOTE" means a subordinated promissory note dated as of February 26, 1999 made by Borrowers in favor of ING Capital in the principal amount of $30,500,000.

     3.   FUNDING OF THE SUPPLEMENTAL COMMITMENT BY ING CAPITAL.

          (a) Concurrently with the effectiveness of this Amendment, ING Capital shall lend to the Borrowers, in a single advance, a Supplemental Loan in the amount of $19,854,798.89 (the "Initial Supplemental Loan"). The proceeds of the Initial Supplemental Loan shall be used by the Company
     (i) first, to repay in full the obligations of the Company to ING Capital under the Credit Agreement dated July 10, 1998 between the Company and ING Capital, and (ii) second, to repay outstanding Loans under the Domestic Commitment.

          (b) Concurrently with the effectiveness of this Amendment, those letters of Credit described on Exhibit L, in the aggregate effective face amount of $10,645,201.11, shall be deemed to have been issued under the Supplemental Commitment (rather than the Domestic Commitment). Each drawing under any Supplemental Letters of Credit issued from time to time hereunder shall be deemed to be a Supplemental Loan.

          (c) In the event that, prior to the payment in full and in cash of all of the Obligations under the Domestic Commitment and the UK Commitment, the aggregate credit exposure of the Supplemental Lenders with respect to the Supplemental Obligations is effectively reduced to a principal amount which is less than

     $30,500,000, whether by reason of the expiration of any Supplemental Letter of Credit, the reduction of the amount available for drawing thereunder, or otherwise then the Supplemental Lenders shall, in each case to the extent of the reduction:

               (i) ratably participate in new Supplemental Letters of Credit issued for the account of the Domestic Borrowers; or

               (ii) ratably participate in Letters of Credit previously issued under the Domestic Commitment (which shall, to the extent of such participation, be deemed to be Supplemental Letters of Credit) and the participation of the Lenders under the Domestic Commitment shall be likewise reduced; or

               (iii) make additional Supplemental Loans in Dollars, the proceeds of which shall be used to reduce the outstanding principal amount of the Loans under the Domestic Commitment;

     PROVIDED that in no event shall the SUM of the principal amount of the outstanding Supplemental Loans PLUS the aggregate effective face amount of all Supplemental Letters of Credit exceed $30,500,000.

          (d) All Obligations under the Supplemental Commitment, including all principal, all interest, fees and other amounts payable with respect thereto and all reimbursement obligations of the Company and its Restricted Subsidiaries with respect to the Supplemental Letters of Credit, shall be subordinated to the other Obligations in the manner and to the extent set forth in the Subordination Agreement.

          (e) The Supplemental Loans and the reimbursement obligations of the Borrowers with respect to the Supplemental Letters of Credit shall be evidenced by the Supplemental Loan Note, which shall be deemed to be one of the "Notes" described in the Loan Agreement.

          (f) The principal amount of the Supplemental Loans shall be due and payable on December 31, 2002 (the "Supplemental Maturity Date"), PROVIDED that in the event that the Maturity Date is hereafter extended, then the Supplemental Maturity Date shall be automatically extended to the date which is 91 days following the new Maturity Date. Interest shall accrue with respect to the Supplemental Loans at the same rates, and shall be payable on the same dates as interest accrues and is payable with respect to other Loans under the Loan Agreement. Each of the fees payable with respect to Letters of Credit under Section 3.4 of the Loan Agreement shall be payable with respect to the Supplemental Letters of Credit, PROVIDED THAT such fees shall be for the sole account of the Supplemental Lenders. Without the consent of ING Capital, no Supplemental Letter of Credit shall have a term which exceeds the Supplemental Maturity Date.

          (g) ING Capital, the Company and Borrowers agree that no prepayments of principal shall be made with respect to the Supplemental Loans unless and until the other Obligations have been repaid in full and in cash. No Supplemental Letter of Credit shall be treated as usage under the Domestic Commitment or usage of the sublimit for Letters of Credit under the Domestic Commitment and the UK Commitment. No Letter of Credit shall be issued under the Domestic Commitment for the purpose of replacing, directly or indirectly, any Supplemental Letter of Credit or to provide credit support for any Supplemental Letter of Credit.

          (h) The Supplemental Loans and the Supplemental Letters of Credit are made and issued pursuant to the Loan Agreement, are "Obligations" (as defined in the Loan Agreement) and shall be entitled to the benefit of the Guaranties and the Collateral Documents to the same extent (although on a subordinated basis pursuant to the Subordination Agreement) as the Obligations under the Domestic Commitment).

          (i) The Obligations under the Supplemental Commitment shall be entitled to the exclusive benefit of the Sponsor Collateral, and the Supplemental Lenders shall be entitled to release, reconvey, subordinate, foreclose upon and otherwise deal with the Sponsor Collateral without the consent of the other Lenders.

          (j) No amendment, modification or waiver of the Supplemental Note, the Supplemental Letters of Credit or this Section 3 shall be effective without the consent of the Supplemental Lenders. In addition, without the consent of the Supplemental Lenders, no amendment, modification or waiver may be made of the terms of the Loan Documents which has the effect of:

               (A) reducing the principal amount of the Supplemental Obligations, requiring any extension of the maturity of the Supplemental Obligations (except as described in Section 3(f) of this Amendment), or reducing the interest rate or fees payable to the Supplemental Lenders with respect to the Supplemental Obligations;

               (B) releasing the Sponsor Collateral or any guarantee of the Obligations; or

               (C) releasing any collateral for the Obligations (except to the extent that the same is (x) for fair value to any third party unaffiliated to the Company, the Sponsors or the Lenders, as determined by the Board of Directors of the Company or (y) approved by the court in any relevant insolvency proceedings).

     Except as set forth in this clause (j), no consent of the Supplemental Lenders (except when constituting the Majority Lenders) shall be required for the taking of any action requiring the consent of all the Lenders under
     Section 12.2 of the Loan Agreement.

          (k) Notwithstanding anything to the contrary set forth in the Loan Documents (including without limitation Section 10.2(e) of the Loan Agreement) upon any foreclosure or other realization upon the Collateral (other than the Sponsor Collateral), and upon any realization upon the Guaranties, the other Obligations shall be paid in full and in cash prior to the making of any payment therefrom with respect to the Supplemental Obligations. No amendment, modification or waiver of the Subordination Agreement shall be effective without the consent of all of the Lenders affected thereby.

     4. ADJUSTMENTS TO DOMESTIC ELIGIBLE RECEIVABLES. The Administrative Agent and the Lenders hereby agree that the portion of the otherwise eligible accounts receivable of GeoLogistics Americas and its Subsidiaries representing prepaid customs duties and prepaid excise taxes paid by GeoLogistics Americas and its Subsidiaries on account of their customers, shall not be reserved from the Domestic Eligible Receivables, PROVIDED that Borrowers shall provide such evidence as may be requested from time to time by the Administrative Agent of such prepayment.

     5. ADJUSTMENTS TO UK ELIGIBLE RECEIVABLES. The Administrative Agent and the Lenders hereby agree that the portion of customs duties and excise taxes payable to relevant Governmental Agencies of the United Kingdom, the payment of which are supported by letters of credit or other forms of credit support (in each case which are acceptable to the Administrative Agent in its sole discretion), shall not be reserved from the amount of the UK Eligible Receivables.

     6. REVISIONS TO EBITDA COVENANT. Section 7.15 of the Loan Agreement is hereby amended to read in full as follows:

     "7.15 EBITDA. Permit EBITDA for the twelve month period ending on the last day of any Fiscal Quarter to be less than the amounts set forth below opposite that Fiscal Quarter or the period in which that Fiscal Quarter occurs:

          Fiscal Quarter Ending                        Amount
          ---------------------                        ------
          December 31, 1997 through and including
          March 31, 1998                               $18,000,000

          June 30, 1998 through and including
          December 31, 1998                            $21,000,000

          March 31, 1999                               $22,500,000

          June 30, 1999                                $24,000,000

          September 30, 1999                           $27,000,000

          December 31, 1999                            $30,000,000


                                          7

          March 31, 2000 through and including         $24,000,000
          September 30, 2000

          December 31, 2000 through and including      $29,000,000
          September 30, 2001

          December 31, 2001 and thereafter             $32,000,000;

     PROVIDED THAT (a) the amount set forth above with respect to each Fiscal Quarter shall be reduced by that portion of EBITDA for the twelve month period immediately preceding the last day of that Fiscal Quarter which is attributable to any Subsidiaries of the Company which are the subject of a Disposition or other sale permitted hereunder, and (b) for the purpose of calculating compliance with this covenant, to the extent that such twelve month period contains any period prior to September 30, 1997, EBITDA shall be calculated as described on Schedule 7.15 to the extent set forth thereon on a PRO FORMA basis for that period and (c) for each date of determination during the period from and after December 31, 1998 to and including December 31, 1999, for the purposes of calculating compliance with this
     Section 7.15 only, EBITDA shall be calculated without reference to GeoLogistics Americas, Inc."

     7. REVISIONS TO INTEREST CHARGE COVERAGE RATIO COVENANT. Section 7.16 of the Loan Agreement is hereby amended so that the matrix set forth therein reads in full as follows:

          "Fiscal Quarter Ending During the Period     Ratio
          ----------------------------------------     -----
          Closing Date through and
          including September 30, 1998                 2.00:1.00

          December 31, 1998                            1.00:1.00

          March 31, 1999                               1.10:1.00

          June 30, 1999                                1.20:1.00

          September 30, 1999                           1.30:1.00

          December 31, 1999                            1.40:1.00

          March 31, 2000 through and
          including September 30, 2000                 2.00:1.00

          December 31, 2000 and thereafter             2.25:1.00

     PROVIDED that for each date of determination during the period from and after December 31, 1998 to and including December 31, 1999, for the purposes of calculating compliance with this Section 7.16 only, EBITDA shall be calculated without reference to GeoLogistics Americas, Inc."

     8. INVESTMENTS AND ACQUISITIONS. During the period between the date of this Amendment and the Release Date, Section 7.6 of the Loan Agreement shall be deemed to read in full as follows (reverting to its former text on the Release
Date):

     "7.6 INVESTMENTS AND ACQUISITIONS. Make any Acquisition or enter into any agreement to make any Acquisition, or make or suffer to exist any Investment which is not in existence on the date of this Agreement and disclosed in Schedule 7.6 EXCEPT: (a) Investments consisting of Cash Equivalents; (b) Investments by the Company in any Restricted Subsidiary and by any Restricted Subsidiary in the Company or in any other Restricted Subsidiary so long as any such investment is documented under a Drop-Down Note or otherwise evidenced in a manner satisfactory to the Administrative Agent; (c) Investments by any Borrower in its Active Subsidiaries or by the Subsidiaries of any Active Subsidiary of the Company in such Active Subsidiary, so long as any such Investment shall be documented under a Drop-Down Note; (d) [reserved]; (e) [reserved]; and (f) Investments by the Borrowers in Unrestricted Subsidiaries made following December 31, 1998 which are made when no Default or Event of Default has occurred and remains continuing and after giving effect to which neither (i) Minimum Availability is less than $10,000,000, nor (ii) the aggregate amount of all Investments made pursuant to this clause (f) are in excess of $5,000,000. Investments by, and Acquisitions made through, Unrestricted Subsidiaries shall not in and of themselves be deemed to be Investments or Acquisitions by the Company."

     9. EBITDA OF GEOLOGISTICS AMERICAS. The Loan Agreement is hereby amended to add a new Section 7.20 thereto, to read in full as follows:

     "Permit the GeoLogistics Americas EBITDA for any period described in the matrix below to be a greater deficit than the amount set forth below opposite that Fiscal Quarter:

          Fiscal Quarter Ending                                  Amount
          ---------------------                                  ------
          December 31, 1998 (for the 3 months then ending)       [-$19,500,000]

          March 31, 1999 (for the 3 months then ending)           [-$9,000,000]

          June 30, 1999 (for the 6 months then ending)           [-$13,500,000]

          September 30, 1999 (for the 9 months then ending)      [-$19,000,000]

          December 31, 1999                                      [-$22,000,000]

     As used in this Section, "GeoLogistics Americas EBITDA" means EBITDA calculated solely with reference to GeoLogistics Americas, Inc."

     10. TECHNICAL CORRECTIONS. Section 9.3 of the Loan Agreement is amended so that the parenthetical set forth in the preamble to that Section reads in full as follows:

     "(unless the Majority Lenders (OR, IF REQUIRED BY SECTION 12.2, ALL OF THE LENDERS), in their sole and absolute discretion, agree otherwise)"

Section 10.2(a)(i) of the Loan Agreement is amended to read in full as follows:

     "(i) the commitment to make Loans and Advances or issue Letters of Credit and all other obligations of the Creditors and all rights of the Company, the Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon the Company or the Borrowers, which are expressly waived by the Company and the Borrowers, EXCEPT that the Majority Lenders (OR, IF REQUIRED BY SECTION 12.2, ALL OF THE LENDERS) may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Majority Lenders (OR, IF REQUIRED BY
     SECTION 12.2, ALL OF THE LENDERS), to reinstate the Commitments and make further Loans and Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders."

and Section 12.8 of the Loan Agreement is amended to add the following clause
(h) thereto:

     "(h) Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge."

     11. DECEMBER 31, 1998 QUARTERLY FINANCIAL STATEMENTS. The Lenders hereby waive the late delivery of the Company's December 31, 1998 quarterly financial statements and the related Compliance Certificate.

     12. COMPLIANCE CERTIFICATES AND REQUESTS FOR LOANS. From and after the date of this Amendment, each Compliance Certificate delivered by Borrowers under the Loan Agreement shall be substantially in the form attached to this Amendment as Exhibit A -1, and each Request for Loan submitted by Borrowers under the Loan Agreement shall be substantially in the form attached to this Amendment as Exhibit A-2.

     13. CAS EBITDA. The Lenders hereby agree that, for the purpose of calculating EBITDA for any fiscal period, GeoLogistics Air Services, Inc. (including its predecessor corporation, Caribbean Air Services, Inc.) shall be deemed to have been a Subsidiary of Borrowers for the entirety of that fiscal period, and its results of operations shall be included in the calculation of EBITDA for that fiscal period.

     14. JOINDER AND ASSUMPTION BY BEKINS VAN LINES, LLC AND GEOLOGISTICS NETWORK SOLUTIONS, INC. By this Amendment, each of the existing Borrowers designates Bekins Van Lines, LLC, a Delaware limited liability company ("New Bekins") and GeoLogistics Network

Solutions, Inc., a Delaware corporation ("Network Solutions"), as additional Domestic Borrowers under the Agreement. New Bekins and Network Solutions each hereby join in the Loan Agreement as additional Domestic Borrowers, and join in and assume each of the representations, warranties and covenants applicable to the other Domestic Borrowers, and will be subject to the other terms, conditions, and duties applicable to the other Domestic Borrowers. Without limitation on the foregoing, New Bekins, Network Solutions and each other Borrower agrees that:

          (i) New Bekins and Network Solutions shall be obligated with respect to the Obligations under the Domestic Commitment as additional joint and several co-borrowers, and not merely as a surety;

          (ii) the Domestic Borrowing Base formerly applicable to BVL shall be separately reported for Bekins Van Lines Co. ("Old Bekins"), New Bekins and Network Solutions (which shall limit the advances to each such Persons in accordance with the terms of the Loan Agreement).

     15. CONDITIONAL COVENANTS AND DEFAULTS. (a) Until the Release Date, Borrowers shall observe the following covenants (in addition to those set forth in the Loan Documents):

          (i) The Company, Borrowers and their Subsidiaries shall not make any payment to the Sponsors or their respective Affiliates under any Management Agreement, or make any Distribution or other payment with respect to any Investment of such Persons in the Indebtedness or equity securities of the Company and its Subsidiaries existing on the date of this Amendment, PROVIDED that (A) such amounts may continue to accrue at the rates presently provided for in the Management Agreement, (B) amounts so accrued will not reduce net income for the purposes of calculating EBITDA unless and until actually paid, (C) notwithstanding this clause (i), amounts due and payable under the Management Agreement may be paid (including accrued amounts) if, giving effect to the making of such payments, the then current Single Week Availability is not less than $30,000,000, and (D) this clause (i) shall not apply to any subrogation rights of the Sponsors in respect of the Supplemental Commitment.

          (ii)   Without limitation on the inspection rights set forth in
     Section 6.6 of the Loan Agreement and the other similar rights provided by the Loan Documents, the Company and its Restricted Subsidiaries shall permit the Administrative Agent to conduct, at the sole expense of the Company and its Subsidiaries, quarterly audits of the type described on Exhibit B hereto.

          (iii) In addition to the monthly Borrowing Base Certificates otherwise required by the Loan Agreement (the revised form of which (A) is attached hereto as Exhibit C, (B) shall amend and restate Exhibit A to the Loan Agreement in full and (C) shall, by this reference, become Exhibit A-1 to the Loan Agreement), the Borrowers shall submit on a weekly basis, not later than 5:00 p.m. (New York time) the second Business Day of each week, a completed Borrowing Base Certificate demonstrating the Borrowing Base as of the last Business Day of the preceding calendar week in the form of Exhibit D to this Amendment (which, by this reference, shall become Exhibit A-2 to the Loan Agreement). Until the Release Date, the sole purpose of the monthly Borrowing Base Certificates shall be to establish the eligibility criteria for the intervening weekly Borrowing Base Certificates and the Borrowing Base shall be calculated with reference to the weekly Borrowing Base Certificates in the manner described in the weekly Borrowing Base Certificate. Each reference in the Loan Documents to a monthly Borrowing Base Certificate or to the monthly calculation of the Borrowing Base shall be deemed to refer instead to a weekly period and the amount of Loans and Letters of Credit available to the Borrowers under the Domestic Commitment and the UK Commitment shall be determined with reference to the most recent weekly Borrowing Base Certificate. It is further agreed that in the event that weekly Borrowing Base Certificates are required pursuant to Section 8.3 of the Loan Agreement, the timing of the delivery thereof shall be as set forth in this Section.

          (iv) If, as of any Weekly Test Date (the "First Test Date"), Single Week Availability is less than $10,000,000, then Borrowers shall not permit Single Week Availability to be less than $10,000,000 as of the next Weekly Test Date UNLESS during the ten Business Days following the First Test Date, the Company shall have received new cash equity contributions (or unsecured Indebtedness which is then permitted by the Indenture), in an amount which is not less than the shortfall in Single Week Availability as of the First Test Date. Any failure of the Borrowers to conform to the requirements of this clause (iv) shall constitute an immediate Event of Default under the Loan Agreement, without the requirement of any notice or of a period of grace. It is hereby agreed that no amendment, modification or waiver of the provisions of this clause (iv) shall be effective without the prior written consent of each of the Lenders.

As used in this Section, the following terms have the meanings set forth after each:

     "AVAILABILITY" means, as of each date of determination, the difference between (a) the aggregate outstanding principal amount of the Loans (other than the Supplemental Loan) PLUS the aggregate effective face amount of all Letters of Credit (other than the Supplemental Letters of Credit), and (b) the LESSER of (i) the sum of the Domestic Borrowing Bases and the UK Borrowing Base (as set forth in the relevant weekly Borrowing Base Certificate), and (ii) the then effective amount of the Domestic Commitment.

     "BORROWING BASE WEEK" means the period beginning on the third Business Day of each calendar week and ending on the second Business Day of the succeeding calendar week.

     "SINGLE WEEK AVAILABILITY" means, as of each Weekly Test Date, the arithmetic average Availability of the close of business on each Business Day during that Borrowing Base Week.

     "WEEKLY TEST DATE" means the second Business Day of each calendar week.

     16. CONFIRMATION OF PARTICIPATION AGREEMENT. Each of the Lenders confirms that the Participation Agreement remains in full force and effect and applies to the Loan Agreement, as amended hereby.

     17.  REPRESENTATION.   Borrowers represent and warrant that (a) except to
the extent cured hereby, no Default or Event of Default has occurred and remains continuing, (b) attached hereto as Exhibit E is a true, correct list of the currently effective legal names of the Company and each of its Restricted Subsidiaries which are Active Subsidiaries (designating after each, the former names, if any thereof), designating after each the locations of the chief executive offices of each such Person, and (c) attached hereto as Exhibit F is a true and correct list of all locations in which the Company, the Domestic Borrowers and their Restricted Subsidiaries have any material tangible assets.

     18. CONDITIONS PRECEDENT. The following shall be conditions precedent to the effectiveness of this Amendment:

                 (a) Each of the guarantors of the obligations of Borrowers under the Loan Agreement shall have consented hereto in writing.

                 (b) Borrowers shall have paid to the Administrative Agent, for the ratable account of the Lenders in accordance with their respective Pro Rata Shares (as in effect immediately prior to the effectiveness of this Amendment), an amendment fee of $375,000.

                 (c) The Administrative Agent shall have received written consents to its execution and delivery of this Amendment from each of the Lenders.

                 (d) William E. Simon & Sons, LLC, Oaktree Capital Management LLC and TCW Special Credits Fund V - The Principal Fund shall have executed the letter attached hereto as Exhibit G.

                 (e) The Company, the Borrowers and each Restricted Subsidiary (other than LEP UK) shall have executed and delivered to the Administrative Agent a Security Agreement in the form of Exhibit H-1 together with such Uniform Commercial Code financing statements as the Administrative Agent may request and a Trademark Assignment Agreement in the form of Exhibit H-2.

                 (f) The Company, the Borrowers and ING Capital shall have executed the Subordination Agreement attached hereto as Exhibit I in sufficient numbers counterparts for the delivery of an original counterpart thereof to each Lender, and the affiliates of the Sponsors providing the Sponsor Collateral shall have executed a sideletter in the form of Exhibit J hereto.

                 (g) The Sponsors shall have caused the delivery of the Sponsor Collateral to ING Capital pursuant to documentation which is in a form acceptable to ING Capital.

                 (h) The Administrative Agent and the Lenders shall have received the favorable written legal opinion of Milbank, Tweed, Hadley & McCloy in the form attached to this Amendment as Exhibit K.

     19. VEHICLE TITLES. Within 120 days following the effective date of this Amendment, the Company and its Restricted Subsidiaries shall deliver to the Administrative Agent in pledge vehicle titles or other similar instruments with respect to all vehicles owned by the Company and its Restricted Subsidiaries, PROVIDED that the Company may request 30 day extensions of this period at any time to accommodate the proposed sale of any such Collateral, which may be granted by the Administrative Agent in its discretion following not less than five Business Days notice to the Lenders unless the Requisite Lenders object thereto prior to the end of such five Business Day period.

     20.  CONFIRMATION.   This Amendment is one of the Loan Documents.
Borrowers confirm that, except to the extent expressly modified hereby, the terms of the Loan Documents are hereby confirmed.

                       [THIS SPACE INTENTIONALLY LEFT BLANK -
                              SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.


GEOLOGISTICS CORPORATION

By:  /s/ Terry G. Clarke
     --------------------------------------------
     Terry G. Clarke, Treasurer

THE BEKINS COMPANY
GEOLOGISTICS SERVICES, INC. (formerly Matrix International Logistics, Inc.) ILLCAN, INC.
ILLSCOT, INC.
GEOLOGISTICS AMERICAS, INC. (formerly LEP Profit International, Inc.) BEKINS VAN LINES, LLC and
GEOLOGISTICS NETWORK SOLUTIONS, INC.

By:  /s/ Terry G. Clarke
     --------------------------------------------
     Terry G. Clarke, Assistant Treasurer of each
     of the foregoing


BEKINS VAN LINES CO.

By:  /s/ Terry G. Clarke
     --------------------------------------------
     Terry G. Clarke, Assistant Treasurer


GEOLOGISTICS LIMITED (formerly LEP International Limited)

By:  /s/ Ronald Jackson
     --------------------------------------------
     Ronald Jackson, Assistant Secretary

LENDERS:

ING (U.S) CAPITAL, LLC formerly known as
ING (U.S.) CAPITAL CORPORATION,
individually and as Administrative Agent

By:  /s/ Michael W. Adler
     -----------------------------------
     Michael W. Adler, Managing Director

ING BANK, N.V. (London Branch),
as primary lender under the UK Commitment but not as a "Lender"

By:  /s/ Francis Burkitt
     -----------------------------------
     Francis Burkitt, Director - Banking

By:  /s/ A.M. Precious
     -----------------------------------
     A.M. Precious, Assistant Director

The undersigned hereby consent to the foregoing amendment and confirm that their guarantees of the Obligations under the Loan Agreement described above remain in full force and effect.

LIW HOLDINGS CORP.
GEOLOGISTICS CO.
LEP FAIRS, INC.
BAY AREA MATRIX, INC.
L.A. MATRIX, INC.
SOUTHWEST MATRIX, INC.
MATRIX CT, INC.
AIR FREIGHT CONSOLIDATORS INTERNATIONAL, INC.
and
GEOLOGISTICS AIR SERVICES, INC.


By:  /s/ Terry G. Clarke
     -----------------------------------
     Terry G. Clarke, Assistant Treasurer of each of the foregoing

                     Exhibit A - Revised Compliance Certificate
                   Exhibit B - Collateral Audit Scope Description
               Exhibit C - Form of Monthly Borrowing Base Certificate
               Exhibit D - Form of Weekly Borrowing Base Certificate
              Exhibit E - The Company and its Restricted Subsidiaries
                  Exhibit F - Location of Material Tangible Assets